UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008

NEXTPHASE WIRELESS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27339	88-0343832
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 S. Harbor Boulevard, Suite 500, Anaheim, California 92805
(Address of Principal Executive Offices) (Zip Code)

(714) 765-0010
Registrant's telephone number, including area code:

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On June 13, 2008, NextPhase Wireless, Inc. (the "Company") and KJM Corbin and Company, the Company's independent accountants for the Company's most recent fiscal year, agreed to cease their client-auditor relationship. In connection with its audit for fiscal year 2007, and during the interim period preceding such mutually-agreed cessation, there were no disagreements between the Company and KJM Corbin and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KJM Corbin and Company, would have caused them to make reference thereto in their report on the financial statements.

KJM Corbin and Company’s report with respect to the Company's financial statements for 2007 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles; however, such report was modified as to uncertainty regarding the Company's ability to continue as a going concern.

The Company has requested that KJM Corbin and Company furnish it with a letter addressed to the Securities and Exchange Commission confirming that they agree with the above statements. A copy of such letter, dated June17, 2008, is filed as Exhibit 16.2 to this Form 8-K.

On June 6, 2008 The Company engaged Hansen Barnett & Maxwell as its outside auditor. During the year ended March 31, 2008, Company did not consult HBM with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS

On June 18, 2008, Nick J. Yocca resigned from the board of directors.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

16.1	Cessation of Client-Auditor Relationship

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTPHASE WIRELESS, INC.
(Registrant)
Date: June 19, 2008

/s/ THOMAS HEMINGWAY
Thomas Hemingway
Chairman, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer